Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

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ConocoPhillips

Form S-3

File No. 333-240978

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ConocoPhillips

Form S-4

File No. 333-130967

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ConocoPhillips

Form S-8

File No. 333-98681

●

ConocoPhillips

Form S-8

File No. 333-116216

●

ConocoPhillips

Form S-8

File No. 333-133101

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ConocoPhillips

Form S-8

File No. 333-159318

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ConocoPhillips

Form S-8

File No. 333-171047

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ConocoPhillips

Form S-8

File No. 333-174479

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ConocoPhillips

Form S-8

File No. 333-196349

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ConocoPhillips

Form S-8

File No. 333-130967

of our report dated February 18, 2020, except as it relates to the effects of the change in segments
described in Note 25, as to which the date is November 16, 2020, with respect to the consolidated
financial statements (including condensed consolidating

financial information and financial statement
schedule) of ConocoPhillips and our report dated February

18, 2020, with respect to the effectiveness of
internal control over financial reporting of ConocoPhillips, included in this

Current Report on Form 8-K.

/s/ Ernst & Young LLP

Houston, Texas
November 16, 2020